EXHIBIT 99-1


DERMA SCIENCES, INC.
BALANCE SHEETS     June 30, 2000

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
                                                                                                  *
                                                                  Actual      Adjustments     Proforma
                                                             -------------------------------------------
Assets
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    Current Assets
         Cash and cash equivalents                                870,511         500,000     1,370,511
         Accounts Receivable, net                               1,867,298                     1,772,990
         Inventories                                            1,299,750                     1,327,789
         Current portion of officer's note receivable              19,330                        19,330
         Prepaid expenses and other current assets                420,427                       445,449
--------------------------------------------------------------------------------------------------------
    Total Current Assets                                        4,477,316         500,000     4,936,069

    Property and equipment, net                                   330,637                       340,651

    Long-term Assets
         Goodwill and other intangibles, net                    1,485,601                     1,496,042
         Officer's note receivable                                 76,034                        76,034


--------------------------------------------------------------------------------------------------------
Total Assets                                                    6,369,588         500,000     6,848,796
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Liabilities and Stokholder Equity
    Current Liabilities
         Accounts payable                                       1,038,258                     1,139,980
         Accrued expenses                                         413,496                       431,443
         Bank Line of credit                                      950,000                     1,000,000
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    Total Current Liabilities                                   2,401,754               -     2,571,423

    Long-term Liabilities
         Convertible Bonds                                        850,000        (375,000)      475,000
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Total Liabilities                                               3,251,754        (375,000)    3,046,423
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    Stockholders Equity
         Common Stock                                              14,092           6,667        20,759
         Convertible Preferred Stock                               14,809           3,750        18,559
         Additional Paid-in Capital                            11,416,947         864,583    12,281,530
         Accumulated Deficit                                   (8,328,014)                   (8,322,450)
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    Total Stockholders Equity                                   3,117,834         875,000     3,998,398
--------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                      6,369,588         500,000     7,044,821
--------------------------------------------------------------------------------------------------------

    Total Stockholders' Equity                                  3,117,834                     3,998,398
      Less: Net Goodwill at June  30, 2000                      1,301,058                     1,301,058
                                                             -------------                --------------
    Net Tangible Assets                                         1,816,776                     2,697,340
                                                             =============                ==============

*   Proforma adjustments reflect the purchase of 666,667 shares ($500,000) of common stock at $0.75 per share and conversion of $375,000 in principal amount of convertible bonds.

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DERMA SCIENCES, INC.
SCHEDULE OF GOODWILL - NET

                                    Balance            Less          Balance
                                   Beginning       Amortization      Ending
                              ------------------------------------------------
    Balance as of:

                31-Mar-00         $1,354,690         $ 26,816      $1,327,874

                30-Jun-00          1,327,874           26,816       1,301,058

                30-Sep-00          1,301,058           26,816       1,274,242

                31-Dec-00          1,274,242           26,816       1,247,426